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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of (1) our report dated March 6, 2003 (except Note 14, as to which the date is January 21, 2004), with respect to the consolidated financial statements of Symbion, Inc., and (2) our report dated June 28, 2002, with respect to the consolidated financial statements of Physicians Surgical Care, Inc., in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-110555) and the related Prospectus of Symbion, Inc. for the registration of its common stock.


                                               /s/ Ernst & Young LLP


Nashville, Tennessee
January 21, 2004